ASSET PURCHASE AGREEMENT

AGREEMENT, dated as of December 11, 2012 among Cannabis Science, Inc., a Nevada corporation (the "Seller"), and The X-Change Corporation, a Nevada corporation (the "Purchaser").

RECITALS

A.

Seller is the owner of various assets related to the use of cannabis including resale formulas, media, activism and marketing videos and other items (Appendix A).

B.

Due to the expansion of its business, Purchaser wishes to purchase the Assets as described in Appendix A. (the “Assets”)

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto hereby agree as follows:

1. Sale of Assets. Subject to the terms and conditions of this Agreement, at the closing under this Agreement (the "Closing"), Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all rights and title to the "Assets".

The Purchaser assumes all liabilities currently due as of the date of this Agreement and shall not exceed $25,000.

2. Purchase Consideration.

In consideration of the purchase and sale of the Assets, Purchaser shall pay to Seller 5,000,000 shares of the Purchase Common Stock with a value of $150,000.00 and the assumptions of all rights and responsibilities of the Assets (the “Purchase Consideration”). All consideration will be paid at the Closing.

3. Closing.

3.1         Place and Time. The Closing shall take place at the offices of the Seller at 5:00 p.m. MST on December 12, 2012, or at such other time or place as Purchaser and Seller may mutually agree as may be evidenced by their effecting the Closing (the "Closing Date").

2.2

 Deliveries by Seller. At the Closing, Seller shall deliver the following to the Purchaser:

(a)

   All Patents, Copyrights, Invoices License’s, Contracts and Purchase Orders, formulas, videos, printed materials, etc.

(b) Releases of all encumbrances and security interests whatsoever.

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(c) All other documents, certificates, instruments or writings reasonably required by Purchaser to be delivered by Seller at or prior to the Closing pursuant to this Agreement.

3.3         Deliveries by Purchaser.  At the Closing, Purchaser shall deliver this Agreement and all requisite consideration from Paragraph 2 to the Seller.

3.4 Proceedings. All proceedings which shall be taken and all documents which shall be executed and delivered by the parties on the Closing Date shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

3.5 Conditions to Purchaser Obligations. The obligations of Purchaser to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Seller:

(a) There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any or all of the transactions contemplated in this Agreement nor shall any proceeding seeking any of the foregoing have been commenced.

(b) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at such time.

(c) Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

3.6 Conditions to Seller's Obligations. The obligations of Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Purchaser:

(a) There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays the consummation of any or all of the transactions contemplated herein nor shall any proceeding seeking any of the foregoing have been commenced.

(b) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at such time.

(c) The Purchaser shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

4.1  No Conflicts.

(a) Seller has the right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) Neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i)         Contravene, conflict with or result in a violation or breach of (A) any legal requirement or any governmental order to which Seller or any of the properties or assets owned or used by Seller may be subject, or (B) any authorization, license or permit of any governmental authority, including any private investigatory license or other similar license, which is held by Seller or that otherwise relates to the business of, or any of the assets owned or used by Seller;

(ii)  Result in a violation or breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require the consent or approval of or any notice to or filing with any third party under any contract to which Seller is a party or to which Seller or its properties or assets may be bound, or require the consent or approval of or any notice to or filing with any governmental authority to which the Seller or its properties or assets may be subject; or

(iii)  Result in the imposition or creation of any encumbrance upon or with respect to any of the properties or assets owned or used by Seller.

4.2 Compliance with Law; Governmental Authorizations. To the best of Seller’s knowledge, Seller is in compliance with all federal, state and local laws, authorizations, licenses and permits of any governmental authority and all governmental orders affecting the properties and assets of Seller, including federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) the Fair Credit Reporting Act and similar state and local laws; and (iv) laws regarding or relating to trespass or violation of privacy rights. Seller has not been charged with violating, nor to the knowledge of Seller, threatened with a charge of violating, nor, to the knowledge of Seller, is Seller under investigation with respect to a possible violation of any provision of any federal, state or local law relating to any of, properties or assets.

4.3 Effect of Agreement. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments to be executed by Seller pursuant hereto, when so duly executed and delivered, will constitute, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

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4.4 Title to Assets. After giving effect to the transactions contemplated by this Agreement, Purchaser will have good and valid title to all of the Assets, free and clear of all, liens, encumbrances, restrictions, security interests, mortgages, and claims (including any related to duty or customs), except with respect to any of the foregoing which may be incurred by Purchaser.

4.5  Broker's Fees. Seller has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with this Agreement or the transactions contemplated herein.

4.6 Disclosure. No representation or warranty by Seller in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

5.1 Effect of Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes, and each other agreement, document or instrument to be executed by Purchaser pursuant hereto, when so duly executed and delivered, will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.2  Knowledge. Purchaser have not relied on any representations or warranties of any Seller or any agent of any Seller, whether implied or otherwise, other than those expressly made by Seller in this Agreement, in making its determination to enter into and consummate this Agreement.

5.3  Broker's Fees. Purchaser has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with this Agreement or the transactions contemplated herein.

6. Pre-Closing Covenants.

6.1 Compliance with Conditions. The parties hereto shall use their best efforts to cause the Closing to be consummated and to cause the execution and delivery of the documents referred to in Section 3 hereof and to bring about the satisfaction of the conditions to the obligations of the parties hereto set forth in Section 3, herein.

6.2 Update of Exhibits. From and after the date hereof and up to the Closing Date, the parties hereto shall update the exhibits to this Agreement to the extent necessary to make such exhibits true and accurate as of the Closing Date and shall deliver copies of such updated exhibits to Purchaser or Seller, as the case may be, immediately upon their preparation.

6.3 Consents. From and after the date hereof, the parties hereto shall use their best efforts to obtain all of the certificates, authorizations, consents or approvals required as set forth in Section 3, hereof. Evidence of such certificates, authorizations, consents or approvals shall be delivered to Purchaser or Seller, as the case may be, on or prior to the Closing.

6.4 Business Practices. From and after the date hereof and up to the Closing Date, Seller shall continue to run the business of Seller in a manner consistent with past business practices including the satisfaction of all of its then current obligations.

6.5

   Public Announcement. The Purchaser shall issue any press releases with the approval of the representatives of the parties as they become available with the announcement of this agreement within the time required by the U.S. Securities and Exchange Commission rules.  Any additional items in the release will be mutually agreed.

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7. Indemnifications by Seller and Purchaser.

7.1 Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and shall reimburse Purchaser for any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorney's fees) or diminution of value (collectively, "Damages") arising from or in connection with:

(a) any inaccuracy in any of the representations and warranties of Seller in this Agreement or in any certificate delivered by Seller pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty (for purposes of this clause (a), each schedule, appendix, and exhibit to this Agreement shall be deemed a representation and warranty);

(b) any failure by Seller to perform or comply with any agreement made by it under this Agreement;

(c) any operations or business conducted, commitment made, service rendered or condition existing or any action taken or omitted by or on behalf of Seller, except for any claims for which Purchaser is required to indemnify Seller pursuant to Section 7.2 herein;

(d) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Seller (or any person acting on its behalf) in connection with any of the transactions contemplated herein; and

(e) Seller's failure to comply with the "Bulk Sales Laws" under the Uniform Commercial Code; provided, however, that (i) Seller shall have no obligation to indemnify Purchaser for Damages until the aggregate Damages exceed $15,000 and, in such event, for the full amount of such Damages, (ii) Seller's aggregate liability for Damages shall in no event exceed the Purchase Consideration, and (iii) Seller shall have no obligation to indemnify Purchaser for any claims made by Purchaser under this Section 7.1 after twenty four (24) months after the Closing Date.

7.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller, and shall reimburse Seller for any Damages arising from or in connection with:

(a) any inaccuracy in any of the representations and warranties of Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty (for purposes of this clause (a), each schedule, appendix, and exhibit to this Agreement shall be deemed a representation and warranty);

(b) any failure by Purchaser to perform or comply with any agreement made by it under this Agreement;

(c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Purchaser (or any person acting on its behalf, regardless of whether such person purported to act on behalf of Seller) in connection with any of the transactions contemplated in this Agreement; and

(d) obligations with respect to any product liability associated with the Equipment for the period after the Closing Date; provided, however, that (i) Purchaser shall have no obligation to indemnify Seller for Damages until the aggregate Damages exceed $15,000 and, in such event, for the full amount of such Damages, (ii) Purchaser' aggregate liability for Damages shall in no event exceed the Purchase consideration, and (iii) Purchaser shall have no obligation to indemnify Seller for any claims made by any Seller under this Section 7.2 after twenty four (24) months after the Closing Date.

7.3 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 7.1 or 7.2 hereof of notice of the commencement of any action or assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement or assertion thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. If any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an action:

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(a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent which shall not be unreasonably withheld unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and

(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any action and it does not, within ten (10) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action at its cost or expense, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

Purchaser and Seller shall indemnify and hold harmless the management of the Purchaser at the time of Closing for any Sales Tax Liability as was stated in the books and records of the Purchaser at the date of Closing.

8. Miscellaneous.

8.1 Bulk Sales Laws: The parties hereto hereby agree to waive compliance with "Bulk Sales Laws" under the Uniform Commercial Code and the related notice provisions thereof.

8.2 Survival. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive to so long as the JV exists.

8.3 Waivers and Amendments.

(a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.  The provisions of this Agreement may only be waived by a written instrument executed by the party granting the waiver. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

(b) No failure on the part of any party to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.4 Fees and Expenses. Each party shall be responsible for its respective fees and expenses incurred in connection with this transaction.

8.5 Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, telecopier, telegram or similar electronic device, immediately upon sending, provided it is sent on a business day, but if not, then immediately upon the beginning of the first business day after being sent; if by FedEx, Express Mail or any other overnight delivery service, on the first business day after dispatch provided it is arranged for next-day delivery; if by registered or certified mail, return receipt requested, upon receipt by the addressee. All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph):

To Seller:

Dr. Robert Melamede

Email: info@cannabisscience.com

Cannabis Science Inc

Telephone: 1.888.889.0888

6946 North Academy Blvd

Fax: 1.866.943.5085

Suite B #254

Colorado Springs, CO 80918

To Purchaser:

R. Wayne Duke, Director

12655 North Central Expressway

Suite 1000

Dallas, TX 75243

Website: http://www.xchangecorp.com

Phone: 972-386-7350

Email: info@xchangecorp.com

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8.6 Entire Agreement. This Agreement and the schedules, appendices, and exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

8.7 Binding Effect, Benefits, Construction. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.8 Non-Assignability. This Agreement and any rights pursuant hereto shall not be assignable by any party hereto without the prior written consent of the other party.

8.9 Arbitration. The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good-faith negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration with the American Arbitration Association.

8.10  Applicable Law, Venue, Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Las Vegas, Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Las Vegas, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding

8.11  Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.12  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their duly authorized respective officers all as of the date first written above.

SELLER:		Cannabis Science, Inc., a Nevada Corporation
/s/ Robert Melamede
Dr. Robert Melamede, President

PURCHASER:
	By:	The X-Change Corporation , a Delaware Corporation /s/R. Wayne Duke
R. Wayne Duke, Director

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Exhibit 3.2

BILL OF SALE

WHEREAS, Cannabis Science, Inc., a Nevada corporation  ("Seller"), and The X-Change Corporation, a Nevada corporation (the "Purchaser"), have entered into an Asset Purchase Agreement, dated December 11, 2012 (the "Agreement"), pursuant to which Seller has agreed to sell to Purchaser, and Purchaser have agreed to purchase from Seller the "Assets" (as defined in the Agreement);

NOW, THEREFORE, Seller, for good and valuable consideration paid to it, and pursuant to the provisions of the Agreement, which are hereby incorporated by reference herein, have granted, bargained, sold, conveyed, assigned, released, transferred and delivered, and by these presents do grant, bargain, sell, convey, assign, release, transfer and deliver unto Purchaser, its successors and assigns, to have and hold the same forever, the Assets.

Seller, for itself and its successors and assigns, does hereby convey to Purchaser good and marketable title to the Joint Venture Agreement, as attached free and clear of all liens, liabilities, claims and encumbrances, except as provided in the Agreement or as may have been created by Purchaser, and do for its successors and assigns covenant and agree to warrant and defend the sale of the Assets to Purchaser, its successors and assigns, against all and every person.

No other warranty or representation, except as expressly made by Seller in the Agreement or in this Bill of Sale, is made by Seller, nor shall any be implied.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officers this 11th day of December 2012, to become effective on the date hereof.

Cannabis Science, Inc., a Nevada Corporation

/s/Robert Melamede, President
Dr. Robert Melamede, President
The X-Change Corporation, a Delaware Corporation

/s/R. Wayne Duke
R. Wayne Duke, Director

Appendix A

Joint Venture Agreement

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